Exhibit (d)(1)(i)(A)(xiv)

AMENDMENT NO. 13

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 13 to the Investment Management Agreement (“Amendment No. 13”), effective as of April 30, 2015 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware (“FMG LLC” or “Manager”).

The Trust and FMG LLC agree to modify and amend the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), as follows:

1.	New Portfolios. Effective April 30, 2015, the Trust hereby appoints FMG LLC as the investment manager of the following new Portfolios:

AXA/AB Dynamic Growth Portfolio

AXA/DoubleLine Opportunistic Core Plus Bond Portfolio

AXA/Goldman Sachs Strategic Allocation Portfolio

AXA/Invesco Strategic Allocation Portfolio

(collectively, the “New Portfolios”)

on the terms and conditions contained in the Agreement.

2.	Duration of Agreement.

a.	With respect to the New Portfolios, the Agreement will continue in effect for two years after April 30, 2015 and may be continued thereafter pursuant to subsection (b) below.

b.	With respect to each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”) by a vote cast in person at a meeting called for the purpose of voting on such approval, and by either the Board of Trustees or a vote of a majority of the outstanding shares of the New Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a New Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.	Name Changes: The names of EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio, EQ/AllianceBernstein Small Cap Growth Portfolio and EQ/AllianceBernstein Short Duration Government Bond Portfolio are changed to AXA/AB Dynamic Moderate Growth Portfolio, AXA/AB Small Cap Growth Portfolio and AXA/AB Short Duration Government Bond Portfolio, respectively.

4.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto; and

5.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 13 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

APPENDIX A

AMENDMENT NO. 13 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

ATM International Managed Volatility Portfolio	EQ/Capital Guardian Research Portfolio
ATM Large Cap Managed Volatility Portfolio	EQ/Common Stock Index Portfolio
ATM Mid Cap Managed Volatility Portfolio	EQ/Convertible Securities Portfolio
ATM Small Cap Managed Volatility Portfolio	EQ/Core Bond Index Portfolio
AXA 2000 Managed Volatility Portfolio	EQ/Emerging Markets Equity PLUS Portfolio
AXA 400 Managed Volatility Portfolio	EQ/Energy ETF Portfolio
AXA 500 Managed Volatility Portfolio	EQ/Equity 500 Index Portfolio
AXA Global Equity Managed Volatility Portfolio	EQ/Global Bond PLUS Portfolio
AXA International Core Managed Volatility Portfolio	EQ/High Yield Bond Portfolio
AXA International Value Managed Volatility Portfolio	EQ/Intermediate Government Bond Portfolio
AXA Large Cap Core Managed Volatility Portfolio	EQ/International Equity Index Portfolio
AXA Large Cap Growth Managed Volatility Portfolio	EQ/International ETF Portfolio
AXA Large Cap Value Managed Volatility Portfolio	EQ/Invesco Comstock Portfolio
AXA Mid Cap Value Managed Volatility Portfolio	EQ/JPMorgan Value Opportunities Portfolio
AXA Natural Resources Portfolio	EQ/Large Cap Growth Index Portfolio
AXA SmartBeta Equity Portfolio	EQ/Large Cap Value Index Portfolio
AXA International Managed Volatility Portfolio	EQ/Low Volatility Global ETF Portfolio
AXA/AB Dynamic Moderate Growth Portfolio (formerly, EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio)	EQ/Mid Cap Index Portfolio
EQ/Money Market Portfolio
EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/Oppenheimer Global Portfolio
AXA/Franklin Balanced Managed Volatility Portfolio	EQ/PIMCO Global Real Return Portfolio
AXA/Franklin Small Cap Value Managed Volatility Portfolio	EQ/Quality Bond PLUS Portfolio
AXA/Mutual Large Cap Equity Managed Volatility Portfolio	EQ/Real Estate PLUS Portfolio
AXA/Templeton Global Equity Managed Volatility Portfolio	EQ/Small Company Index Portfolio
AXA/AB Short Duration Government Bond Portfolio (formerly, EQ/AllianceBernstein Short Duration Government Bond Portfolio)	EQ/Wells Fargo Omega Growth Portfolio
AXA/Horizon Small Cap Value Portfolio
AXA/Lord Abbett Micro Cap Portfolio
AXA/AB Small Cap Growth Portfolio (formerly, EQ/AllianceBernstein Small Cap Growth Portfolio)	AXA/Morgan Stanley Small Cap Growth Portfolio
EQ/BlackRock Basic Value Equity Portfolio	AXA/Pacific Global Small Cap Value Portfolio
EQ/Calvert Socially Responsible Portfolio	Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Mid Cap Growth Portfolio
Multimanager Mid Cap Value Portfolio
Multimanager Technology Portfolio

AXA/AB Dynamic Growth Portfolio
AXA/DoubleLine Opportunistic Core Plus Bond Portfolio
AXA/Goldman Sachs Strategic Allocation Portfolio
AXA/Invesco Strategic Allocation Portfolio

Exhibit (d)(1)(i)(A)(xiv)

APPENDIX B

AMENDMENT NO. 13 TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios	First $4 Billion	Next $4 Billion	Next $2 Billion	Thereafter
AXA Natural Resources	0.500%	0.490%	0.480%	0.470%
EQ/Calvert Socially Responsible	0.500%	0.490%	0.480%	0.470%
EQ/Common Stock Index	0.350%	0.340%	0.330%	0.320%
EQ/Core Bond Index	0.350%	0.340%	0.330%	0.320%
EQ/Equity 500 Index	0.250%	0.240%	0.230%	0.220%
EQ/Intermediate Government Bond	0.350%	0.340%	0.330%	0.320%
EQ/International Equity Index	0.400%	0.390%	0.380%	0.370%
EQ/Large Cap Growth Index	0.350%	0.340%	0.330%	0.320%
EQ/Large Cap Value Index	0.350%	0.340%	0.330%	0.320%
EQ/Mid Cap Index	0.350%	0.340%	0.330%	0.320%
EQ/Small Company Index	0.250%	0.240%	0.230%	0.220%

(as a percentage of average daily net assets)
ETF Portfolio	First $4 Billion	Next $4 Billion	Next $2 Billion	Thereafter
EQ/International ETF	0.400%	0.390%	0.380%	0.370%
EQ/Energy ETF	0.500%	0.490%	0.480%	0.470%
EQ/Low Volatility Global ETF	0.500%	0.490%	0.480%	0.470%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA/Franklin Small Cap Value Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXA Global Equity Managed Volatility	0.750%	0.700%	0.675%	0.650%	0.625%
AXA SmartBeta Equity	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/AB Dynamic Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/AB Dynamic Moderate Growth (formerly, EQ/AllianceBernstein Dynamic Wealth Strategies)	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/Franklin Balanced Managed Volatility	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Goldman Sachs Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Invesco Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Mutual Large Cap Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/Templeton Global Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Morgan Stanley Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Wells Fargo Omega Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
Equity Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA/AB Small Cap Growth (formerly, EQ/AllianceBernstein Small Cap Growth)	0.550%	0.500%	0.475%	0.450%	0.425%
AXA/Horizon Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Lord Abbett Micro Cap	0.850%	0.800%	0.775%	0.750%	0.725%
AXA/Morgan Stanley Small Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Pacific Global Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Aggressive Equity	0.580%	0.550%	0.525%	0.500%	0.475%
Multimanager Mid Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Mid Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Technology	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA International Core Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA International Value Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA Large Cap Core Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Large Cap Growth Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Large Cap Value Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Mid Cap Value Managed Volatility	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Real Estate PLUS	0.550%	0.500%	0.475%	0.450%	0.425%

(as a percentage of average daily net assets)
PLUS Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%
Multimanager Core Bond	0.550%	0.530%	0.510%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $2 Billion	Next $2 Billion	Thereafter
AXA/AB Short Duration Government Bond (formerly, EQ/AllianceBernstein Short Duration Government Bond)	0.450%	0.430%	0.410%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $4 Billion	Next $4 Billion	Thereafter
EQ/Convertible Securities	0.700%	0.680%	0.660%
EQ/High Yield Bond	0.600%	0.580%	0.560%

(as a percentage of average daily net assets)
Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%
AXA/DoubleLine Opportunistic Core Plus Bond	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)
Tactical Portfolios	First $3 Billion	Next $4 Billion	Next $3 Billion	Thereafter
ATM International Managed Volatility	0.450%	0.430%	0.410%	0.400%
ATM Large Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%
ATM Mid Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%
ATM Small Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA 2000 Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA 400 Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA 500 Managed Volatility	0.450%	0.430%	0.410%	0.400%
AXA International Managed Volatility	0.450%	0.430%	0.410%	0.400%